Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated May 8, 2020, relating to the balance sheet of Jaws Acquisition Corp. as of December 31, 2019, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from December 27, 2019 (inception) through December 31, 2019, appearing in Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-237874.

/s/ WithumSmith+Brown, PC

New York, New York

May 13, 2020